SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           --------------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)       SEPTEMBER 30, 1997


                             AVIATION SALES COMPANY
--------------------------------------------------------------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


DELAWARE                                  1-11775               65-0665658
--------------------------------------------------------------------------------
(STATE OR OTHER JURISDICTION            (COMMISSION           (IRS EMPLOYER
OF INCORPORATION)                       FILE NUMBER)         IDENTIFICATION NO.)



                      6905 NW 25TH STREET, MIAMI, FL 33122
--------------------------------------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE      (305) 592-4055


                                       N/A
--------------------------------------------------------------------------------

          (FORMER NAME OR FORMER ADDRESS; IF CHANGED SINCE LAST REPORT)

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

         On September 30, 1997, Aviation Sales Company, Inc., a Delaware corporation (the "Company") entered into and closed a definitive merger agreement with Aerocell Structures, Inc., an Arkansas corporation ("Aerocell"), pursuant to which Aerocell became a wholly-owned subsidiary of the Company (the "Merger"). Aerocell located in Hot Springs, Arkansas, specializes in the maintenance, repair and overhaul of airframe components and is a Federal Aviation Authority licensed aircraft parts overhaul and repair facility.

         In connection with the consummation of the Merger, which was accounted for under the pooling of interest business combination method of accounting, the Company issued 620,970 unregistered shares of its Common Stock in exchange for all of the outstanding stock of Aerocell. The Company agreed to file after the Merger a registration statement covering the Company common stock issued in connection with the Merger. The transaction is valued at approximately $18 million dollars. The aggregate purchase price was determined in arms-length negotiations between the Company and shareholders of Aerocell.


         In addition, Mr. James Y. Johnson, II and Mr. Kenneth D. Loomer signed three-year employment agreements with Aerocell to serve as Vice President of Sales and Marketing and Vice President of Operations, respectively, of Aerocell.

ITEM 5.           OTHER EVENTS

         On October 7, 1997, the Company entered into a definitive asset purchase agreement to acquire the assets of Kratz-Wilde Machine Company ("Kratz-Wilde") for approximately $42.5 million, payable in cash. The acquisition is to be financed from existing bank lines of credit and is subject to certain conditions, including governmental approvals. Kratz-Wilde is a Cincinnati-based company that specializes in the manufacture of machined components primarily for jet engines, but also produces some automotive and faucet components.

        Under the definitive agreement, key members of Kratz-Wilde's management group will sign employment agreements with the Company and assume on-going management of Kratz-Wilde.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

         (A)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  Not applicable.

         (B)      PRO FORMA FINANCIAL INFORMATION.

                  Not applicable since Aerocell is not considered to be a "significant subsidiary" of the Company as that term is defined in Section 210.1-02(w) of Regulation S-X.

         (c)      Exhibits.

     EXHIBIT NO.                       DESCRIPTION
     ----------                        -----------

         2.1           Merger Agreement by and between Aviation Sales
                       Company, AVS/ASI Merger Corp., Aerocell Structures, Inc., and the shareholders of Aerocell Structures, dated as of September 30, 1997.

        99.1 Press Release dated September 30, 1997 announcing the consummation of the Merger.

                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


October 15, 1997                  AVIATION SALES COMPANY



                                  By:  /S/ DALE S. BAKER
                                       -------------------------------------
                                       Dale S. Baker
                                       President and Chief Executive Officer

                                 EXHIBIT INDEX



     EXHIBIT NO.                       DESCRIPTION
     ----------                        -----------

         2.1           Merger Agreement by and between Aviation Sales
                       Company, AVS/ASI Merger Corp., Aerocell Structures, Inc., and the shareholders of Aerocell Structures, dated as of September 30, 1997.

        99.1 Press Release dated September 30, 1997 announcing the consummation of the Merger.